UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

Chenghe Acquisition I Co.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41246	98-1605340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Beach Road #29-11 South Beach Tower Singapore		189767
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (+65) 9851 8611

LatAmGrowth SPAC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	LATGU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	LATG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2024, Chenghe Acquisition I Co. (the “Company”) received a notice from Zhiyang Zhou, who served as the Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”) of the Company, of her decision to resign as the CEO and the CFO of the Company due to personal reason, effectively immediately.

On June 27, 2024, the board of directors of the Company appointed, effective as of June 24, 2024, Yixuan Yuan as CEO of the Company, Zhaohai Wang as CFO of the Company, and Zhiyang Zhou as President of the Company.

Biographical information concerning Ms. Yuan and Mr. Wang is provided below:

Yixuan Yuan, aged 31, specializes in capital markets transactions in Hong Kong, the United States and other markets. Having worked on around fifty capital markets deals throughout her career, she has extensive experience in the TMT, healthcare, consumer, industrial and real estate sectors. Ms. Yuan has served as a Managing Director of Chenghe Group Ltd. since February 2024. Prior to that, Ms. Yuan spent eight years in the investment bank industry with a focus on clients in Greater China and Asia generally. Specifically, Ms. Yuan served Credit Suisse as a Vice President from January 2023 to February 2024, as an Associate from July 2019 to December 2022 and as an Analyst from October 2017 to June 2019. Prior to joining Credit Suisse, Ms. Yuan served BNP Paribas as an Analyst from July 2016 to August 2017. Ms. Yuan holds a Bachelor of Business Administration, with a major in Finance and a minor in Mathematics from the Hong Kong University of Science and Technology, as well as a Master of Corporate and Financial Law from The University of Hong Kong.

Zhaohai Wang, aged 25, has considerable experience and in-depth knowledge in finance and investment. Mr. Wang has served as an associate at Chenghe Capital Management Limited since March 2023. Prior to that, he served as Client Manager at the Retail Finance Department of China Merchants Bank from August 2020 to May 2021, managing more than 700 client accounts with an AUM of over RMB300 million and advising clients with respect to investment strategy and portfolio. Mr. Wang received a Bachelor of Engineering degree from Northwestern Polytechnical University in China and a master degree in Finance from The University of Hong Kong.

Neither Ms. Yuan nor Mr. Wang is a party to or participates in any material plan, contract or arrangement (whether or not written) of the Company. There are no family relationships between each of Ms. Yuan, Mr. Wang and any director or executive officer of the Company. Furthermore, neither Ms. Yuan nor Mr. Wang is a party to any arrangement or understanding with any person pursuant to which they were appointed as an officer, nor are they party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chenghe Acquisition I Co.

By:	/s/ Yixuan Yuan
Name:	Yixuan Yuan
Title:	Chief Executive Officer

Date: June 27, 2024